UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-160120

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-151503

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-145202

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-134528

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-126513

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-121496

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-115187

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-108050

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-61660

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-39124

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-82965

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-51577

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-02896

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-02894

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-85512

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-85510

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-47604

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-45092

FORM S-8

REGISTRATION STATEMENTS

Under

the Securities Act of 1933

AMYLIN PHARMACEUTICALS, LLC

(Exact name of registrant as specified in its charter)

Delaware	33–0266089
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)

9360 Towne Centre Drive San Diego, California (858) 552–2200	92121
(Address of Principal Executive Offices)	(Zip Code)

Amylin Pharmaceuticals, Inc. 2009 Equity Incentive Plan

Amylin Pharmaceuticals, Inc. Amended and Restated 2001 Employee Stock Purchase Plan

Amylin Pharmaceuticals, Inc. Amended and Restated 2001 Equity Incentive Plan

Amylin Pharmaceuticals, Inc. 2001 Equity Incentive Plan

Amylin Pharmaceuticals, Inc. 2001 Employee Stock Purchase Plan

Amylin Pharmaceuticals, Inc. 2003 Non-Employee Directors’ Stock Option Plan

Amylin Pharmaceuticals, Inc. 2001 Deferred Compensation Plan

Amylin Pharmaceuticals, Inc. Directors’ Deferred Compensation Plan

Amylin Pharmaceuticals, Inc. 401(k) Plan

Employee Phantom Stock Salary Deferral Plan

1991 Non-Employee Directors’ Stock Option Plan

Non-Employee Directors’ Stock Option Plan

Employee Stock Purchase Plan

1991 Stock Option Plan

Non-Statutory Stock Option Grant

(Full title of the plans)

P. Joseph Campisi, Jr.

Vice President

345 Park Avenue

New York, New York 10154

(Name and address of agent for service)

(212) 546-4000

(Telephone number, including area code, of agent for service)

Copy to:

David Fox, Esq.

Daniel Wolf, Esq.

Kirkland and Ellis LLP

601 Lexington Ave.

New York, New York 10022

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

Amylin Pharmaceuticals, Inc. (as predecessor in interest to Amylin Pharmaceuticals, LLC, “Amylin” or the “Company”) is filing this Post-Effective Amendment to its Registration Statements on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable by the Company pursuant to the Amylin Pharmaceuticals, Inc. 2009 Equity Incentive Plan, Amylin Pharmaceuticals, Inc. Amended and Restated 2001 Employee Stock Purchase Plan, Amylin Pharmaceuticals, Inc. Amended and Restated 2001 Equity Incentive Plan, Amylin Pharmaceuticals, Inc. 2001 Equity Incentive Plan, Amylin Pharmaceuticals, Inc. 2001 Employee Stock Purchase Plan, Amylin Pharmaceuticals, Inc. 2003 Non-Employee Directors’ Stock Option Plan, Amylin Pharmaceuticals, Inc. 2001 Deferred Compensation Plan, Amylin Pharmaceuticals, Inc. Directors’ Deferred Compensation Plan, Amylin Pharmaceuticals, Inc. 401(k) Plan, Employee Phantom Stock Salary Deferral Plan, 1991 Non-Employee Directors’ Stock Option Plan, Non-Employee Directors’ Stock Option Plan, Employee Stock Purchase Plan, 1991 Stock Option Plan and Non-Statutory Stock Option Grant previously registered by the Company pursuant to the following registration statements (collectively, the “Registration Statements”):

•	Registration Statement on Form S-8 (File No. 333-160120), registering 29,727,088 shares of Common Stock, filed with the Securities and Exchange Commission on June 19, 2009;

•	Registration Statement on Form S-8 (File No. 333-151503) registering 3,500,000 shares of Common Stock, filed with the Securities and Exchange Commission on June 6, 2008;

•	Registration Statement on Form S-8 (File No. 333-145202), registering 1,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on August 7, 2007;

•	Registration Statement on Form S-8 (File No. 333-134528), registering 7,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on May 26, 2006;

•

Registration Statement on Form S-8 (File No. 333-126513), registering 7,075,000 shares of Common Stock and 10,000,000 deferred compensation obligations, filed with the Securities and Exchange Commission on July 11, 2005;

•	Registration Statement on Form S-8 (File No. 333-121496), registering 500,000 shares of Common Stock, filed with the Securities and Exchange Commission on December 21, 2004;

•	Registration Statement on Form S-8 (File No. 333-115187), registering 750,000 shares of Common Stock, filed with the Securities and Exchange Commission on May 5, 2004;

•	Registration Statement on Form S-8 (File No. 333-108050), registering 7,500,000 shares of Common Stock, filed with the Securities and Exchange Commission on August 18, 2003;

•	Registration Statement on Form S-8 (File No. 333-61660), registering 9,622,366 shares of Common Stock, filed with the Securities and Exchange Commission on May 25, 2001;

•	Registration Statement on Form S-8 (File No. 333-39124) registering 100,000 shares of Common Stock, filed with the Securities and Exchange Commission on June 13, 2000;

•	Registration Statement on Form S-8 (File No. 333-82965) registering 900,000 shares of Common Stock, filed with the Securities and Exchange Commission on July 16, 1999;

•	Registration Statement on Form S-8 (File No. 333-51577) registering 150,000 shares of Common Stock, filed with the Securities and Exchange Commission on May 1, 1998;

•	Registration Statement on Form S-8 (File No. 333-02896) registering 3,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on March 28, 1996;

•	Registration Statement on Form S-8 (File No. 333-02894) registering 150,000, shares of Common Stock, filed with the Securities and Exchange Commission on March 28, 1996;

•	Registration Statement on Form S-8 (File No. 033-85512) registering 1,005,000 shares of Common Stock, filed with the Securities and Exchange Commission on October 26, 1994;

•	Registration Statement on Form S-8 (File No. 033-85510) registering 200,000 shares of Common Stock, filed with the Securities and Exchange Commission on October 26, 1994;

•	Registration Statement on Form S-8 (File No. 033-47604) registering 3,065,000 shares of Common Stock, filed with the Securities and Exchange Commission on May 4, 1992; and

•	Registration Statement on Form S-8 (File No. 033-45092) registering 500,000 shares of Common Stock, filed with the Securities and Exchange Commission on January 17, 1992.

On August 8, 2012 (the “Effective Time”), pursuant to an Agreement and Plan of Merger dated as of June 29, 2012 (the “Merger Agreement”), among Amylin, Bristol–Myers Squibb Company, a Delaware corporation (“Bristol–Myers Squibb”), and B&R Acquisition Company, a Delaware corporation and a wholly–owned subsidiary of Bristol–Myers Squibb (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as a wholly–owned subsidiary of Bristol–Myers Squibb.

As a result of the Merger, Amylin has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, Amylin hereby terminates the effectiveness of each Registration Statement and removes from registration any and all securities of Amylin registered but unsold under the Registration Statements as of the Effective Time.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 20, 2012.

AMYLIN PHARMACEUTICALS, LLC

By:	/s/ Demetrios Kydonieus
Demetrios Kydonieus Vice President

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.